EXHIBIT 99.1

TTM Technologies, Inc. Reports Record Third Quarter Results

SANTA ANA, Calif., Nov. 4, 2010 (GLOBE NEWSWIRE) -- TTM Technologies, Inc. (Nasdaq:TTMI), a major global printed circuit board (PCB) manufacturer, today reported results for the third quarter of 2010, ended September 27, 2010.

Third Quarter 2010 Highlights

  Net sales increased 15 percent sequentially to a record $357.8 million.
  GAAP net income attributable to stockholders grew sequentially to $29.1 million, or $0.36 per diluted share
  Non-GAAP net income attributable to stockholders increased sequentially 75 percent to $35.0 million, or $0.43 per diluted share.
  Gross margins increased to 22.5 percent.
  The combination with Meadville Holdings Ltd. was highly accretive to GAAP earnings, adding $0.15 per diluted share this quarter.
  The integration of the two companies is progressing well.

Financial Results

Net sales for the third quarter of 2010 increased to $357.8 million from $310.2 million in the second quarter of 2010.

Operating income for the third quarter 2010 increased 163 percent to $45.7 million from $17.4 million in the second quarter. The second quarter results included charges of $14.6 million related to plant closures, impairment of long-lived assets, transaction costs, and inventory fair value adjustments.

GAAP net income attributable to stockholders for the third quarter of 2010 was $29.1 million, or $0.36 per diluted share, compared to $4.9 million, or $0.06 per diluted share for the second quarter of 2010. The results for the third quarter of 2010 included a $1.8 million foreign exchange gain and a decrease in the estimated annual effective tax rate that combined contributed $0.04 per diluted share.

On a non-GAAP basis, net income attributable to stockholders for the third quarter of 2010 was $35.0 million, or $0.43 per diluted share. This compares to second quarter of 2010 non-GAAP net income attributable to stockholders of $19.9 million, or $0.26 per diluted share.

Adjusted EBITDA for the third quarter of 2010 was $62.1 million, or 17.4 percent of net sales, compared to $32.6 million, or 10.5 percent of net sales for the second quarter of 2010.

Please refer to the tables below for a reconciliation between GAAP and non-GAAP net income attributable to stockholders and adjusted EBITDA.

"By all measures our third quarter business performance was outstanding," said Kent Alder, President and CEO of TTM. "We achieved record revenue and profitability, exceeding the guidance we provided for the quarter. The recently completed combination with Meadville has clearly been a transformative event for TTM. Integration is progressing well as evidenced by the strength of our results for the third quarter."

"Both our North American and Asian facilities continue to experience solid backlogs and high levels of capacity utilization. Our scale, diversified customer base and end markets, as well as the strategic initiatives we have taken to date to enhance operating efficiencies, have combined to drive better results. All of these factors increase our confidence in our position for long-term growth," concluded Alder.

Business Outlook

For the fourth quarter of 2010, TTM estimates revenue will be in the range of $351 million to $367 million, GAAP earnings attributable to stockholders in a range from $0.28 to $0.35 per diluted share and non-GAAP earnings attributable to stockholders in a range from $0.35 to $0.42 per diluted share.

To Access the Live Webcast/Conference Call

The company will host a conference call and webcast to discuss the third quarter results and the fourth quarter 2010 outlook on November 4, 2010, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time).

To listen to the live webcast, log on to the TTM Technologies website at www.ttmtech.com. To access the live conference call, dial 1-800-762-8795 or 1-480-248-5081.

To Access a Replay of the Webcast

The call will be available for replay until November 11, 2010, on TTM Technologies' website at www.ttmtech.com.

A telephone replay also will be available beginning two hours after the conclusion of the conference call.  You may access the telephone replay by dialing 1-303-590-3030 or 1-800-406-7325 and entering confirmation code 4377086.

About Our Non-GAAP Financial Measures

This release includes information about the Company's non-GAAP net income attributable to stockholders and non-GAAP earnings per share attributable to stockholders, which are non-GAAP financial measures. Management believes that both measures -- which add back amortization of intangibles, stock-based compensation expense, non-cash interest expense on debt, asset impairment and restructuring charges, inventory adjustments, costs related to the Meadville Holdings transaction and miscellaneous closing costs as well as the associated tax impact of these charges -- provide additional useful information to investors regarding the Company's ongoing financial condition and results of operations.

A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable with similar non-GAAP financial measures used by other companies. The Company compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliation to the most directly comparable GAAP financial measure. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Safe Harbor Statement

This release contains forward-looking statements that relate to future events or performance. These statements reflect the company's current expectations, and the company does not undertake to update or revise these forward-looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other company statements will not be realized. Furthermore, readers are cautioned that these statements involve risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, the company's dependence upon the electronics industry, the impact of the current economic crisis, the company's dependence upon a small number of customers, the unpredictability of and potential fluctuation in future revenues and operating results, increased competition from low-cost foreign manufacturers and other "Risk Factors" set forth in the company's most recent SEC filings.

About TTM

TTM Technologies, Inc. is a major global printed circuit board manufacturer, focusing on quick-turn and technologically advanced PCBs and the backplane and sub-system assembly business. TTM stands for time-to-market, representing how the company's time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market. Additional information can be found at www.ttmtech.com.

The TTM Technologies logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5691

- Tables Follow -

TTM Technologies, Inc. Reports 2010 Third Quarter Results

TTM TECHNOLOGIES, INC.
Selected Unaudited Financial Information
(In thousands, except per share data)

	Third Quarter		Second Quarter	First Three Fiscal Quarters
	2010	2009	2010	2010	2009

CONSOLIDATED STATEMENTS OF OPERATIONS

Net sales	$ 357,813	$ 139,075	$ 310,248	$ 806,280	$ 432,552
Cost of goods sold	277,478	114,868	253,154	641,878	357,017

Gross profit	80,335	24,207	57,094	164,402	75,535

Operating expenses:
Selling and marketing	9,055	6,546	9,103	24,885	20,037
General and administrative	21,922	9,403	25,349	56,308	25,460
Amortization of definite-lived intangibles	3,653	860	4,621	9,065	2,580
Restructuring charges	--	2,501	399	449	5,009
Impairment of long-lived assets	--	10,293	266	766	10,636
Total operating expenses	34,630	29,603	39,738	91,473	63,722

Operating income (loss)	45,705	(5,396)	17,356	72,929	11,813

Interest expense	(6,690)	(2,919)	(6,411)	(15,882)	(8,396)
Interest income	164	196	135	360	356
Other, net	2,405	57	46	2,382	96

Income (loss) before income taxes	41,584	(8,062)	11,126	59,789	3,869
Income tax (provision) benefit	(9,439)	3,177	(4,386)	(16,419)	(1,379)

Net income (loss)	32,145	(4,885)	6,740	43,370	2,490

Net income attributable to noncontrolling interest	(3,054)	--	(1,811)	(4,865)	--
Net income (loss) attributable to stockholders	$ 29,091	$ (4,885)	$ 4,929	$ 38,505	$ 2,490

Earnings (loss) per share attributable to stockholders:
Basic	$ 0.36	$ (0.11)	$ 0.06	$ 0.58	$ 0.06
Diluted	$ 0.36	$ (0.11)	$ 0.06	$ 0.57	$ 0.06

Weighted average common shares:
Basic	80,059	43,142	76,050	66,730	43,048
Diluted	80,521	43,142	76,485	67,251	43,458

SELECTED BALANCE SHEET DATA
	September 27, 2010	December 31, 2009
Cash and cash equivalents	$ 164,230	$ 94,347
Restricted cash	--	120,000
Short-term investments	--	1,351
Accounts and notes receivable, net	299,786	89,519
Inventories	133,399	60,153
Total current assets	633,540	382,559
Property, plant and equipment, net	701,549	88,577
Other non-current assets	360,864	71,922
Total assets	1,695,953	543,058

Current portion long-term debt	66,944	--
Accounts payable	243,318	37,867
Total current liabilities	405,394	59,447
Debt, net of discount	456,749	139,882
Total long-term liabilities	505,149	142,694
Noncontrolling interest	101,194	--
Total stockholders' equity	785,410	340,917
Total liabilities and stockholders' equity	1,695,953	543,058

SUPPLEMENTAL DATA
	Third Quarter		Second Quarter	First Three Fiscal Quarters
	2010	2009	2010	2010	2009
Gross margin	22.5%	17.4%	18.4%	20.4%	17.5%
Adjusted EBITDA margin	17.4	7.7	10.5	13.6	9.3
Operating margin	12.8	(3.9)	5.6	9.0	2.7

End Market Breakdown:
	Third Quarter		Second Quarter
	2010	2009	2010

Aerospace/Defense	17%	44%	19%
Cellular Phones	11	--	10
Computing/Storage/Peripherals	21	12	25
Medical/Industrial/Instrumentation	9	8	9
Networking/Communications	36	35	32
Other	6	1	5

Stock-based Compensation:
	Third Quarter		Second Quarter
	2010	2009	2010
Amount included in:
Cost of goods sold	$ 309	$ 413	$ 327
Selling and marketing	104	133	109
General and administrative	1,241	980	1,158
Total stock-based compensation expense	$ 1,654	$ 1,526	$ 1,594

Operating Segment Data:
	Third Quarter		Second Quarter
Net sales:	2010	2009	2010
North America	$ 148,263	$ 139,075	$ 138,925
Asia Pacific	211,463	--	173,073
Total sales	359,726	139,075	311,998
Inter-segment sales	(1,913)	--	(1,750)
Total net sales	$ 357,813	$ 139,075	$ 310,248

Operating segment income (loss):
North America	$ 17,147	$ (4,536)	$ 6,206
Asia Pacific	32,211	--	15,771
Total operating segment income (loss)	49,358	(4,536)	21,977
Amortization of definite-lived intangibles	(3,653)	(860)	(4,621)
Total operating income (loss)	45,705	(5,396)	17,356
Total other expense	(4,121)	(2,666)	(6,230)
Income (loss) before income taxes	$ 41,584	$ (8,062)	$ 11,126

RECONCILIATIONS[1]
	Third Quarter		Second Quarter	First Three Fiscal Quarters
	2010	2009	2010	2010	2009
Adjusted EBITDA reconciliation[2]:
Net income (loss) attributable to stockholders	$ 29,091	$ (4,885)	$ 4,929	$ 38,505	$ 2,490
Add back items:
Income tax provision (benefit), net[3]	8,869	(3,177)	4,019	15,482	1,379
Interest expense[3]	6,466	2,919	6,229	15,477	8,396
Amortization of definite-lived intangibles	3,682	890	4,650	9,152	2,678
Depreciation expense, net[3]	14,022	4,652	12,501	30,406	14,491
Impairment of long-lived assets	--	10,293	266	766	10,636
Adjusted EBITDA	$ 62,130	$ 10,692	$ 32,594	$ 109,788	$ 40,070

Non-GAAP EPS reconciliation[4]:
GAAP net income (loss) attributable to stockholders	$ 29,091	$ (4,885)	$ 4,929	$ 38,505	$ 2,490
Add back items:
Amortization of definite-lived intangibles	3,682	890	4,650	9,152	2,678
Stock-based compensation	1,654	1,526	1,594	4,660	4,698
Non-cash interest expense	2,187	1,381	1,928	5,555	4,059
Impairment of long-lived assets	--	10,293	266	766	10,636
Restructuring charges	--	2,501	399	449	5,009
Inventory write-down related to facility closures	--	2,637	--	284	3,350
Inventory fair value adjustment	--	--	6,651	6,651	--
Transaction costs	428	1,378	6,986	9,212	1,379
Miscellaneous closing costs	39	292	265	441	724
Income tax effects	(2,117)	(8,235)	(7,731)	(12,208)	(11,596)
Non-GAAP net income attributable to stockholders	$ 34,964	$ 7,778	$ 19,937	$ 63,467	$ 23,427

Non-GAAP earnings per diluted share attributable to stockholders	$ 0.43	$ 0.18	$ 0.26	$ 0.94	$ 0.54

[1] This information provides a reconciliation of adjusted EBITDA, non-GAAP net income attributable to stockholders and non-GAAP EPS attributable to stockholders to the financial information in our consolidated statements of operations.

[2] Adjusted EBITDA is defined as net income attributable to stockholders adjusted for controlling portion of interest expense, income taxes, depreciation, amortization and asset impairment. We present adjusted EBITDA to enhance the understanding of our operating results, and it is a key measure we use to evaluate our operations. In addition, we provide our adjusted EBITDA because we believe that investors and securities analysts will find adjusted EBITDA to be a useful measure for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, adjusted EBITDA is not defined under generally accepted accounting principles ("GAAP") in the United States of America, and it may not be comparable to similarly titled measures by other companies. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to net income as a measure of operating results.

[3] Excludes noncontrolling interest portion.

[4] This information provides non-GAAP net income attributable to stockholders and non-GAAP EPS attributable to stockholders, which are non-GAAP financial measures. Management believes that both measures --- which add back amortization of intangibles, stock-based compensation expense, non-cash interest expense on debt (before consideration of capitalized interest), asset impairment and restructuring charges, inventory write-down related to facility closures, inventory fair value adjustment, costs related to the Meadville Holdings transaction and miscellaneous closing costs as well as the associated tax impact of these charges --- provide additional useful information to investors regarding the Company's ongoing financial condition and results of operations.
CONTACT:  TTM Technologies, Inc.
          Steve Richards, CFO
          714-327-3000